NSAR ITEM 77C


Van Kampen American Capital High Yield Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital High Yield Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     28,127,959               Against     675,255


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     21,303,130               Against     850,270


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     28,475,960               Against     407,163



                                 NSAR ITEM 77C


Van Kampen American Capital Short-Term Global Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Short-Term Global Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     10,047,970               Against     189,261


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     7,500,603               Against     310,835


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     10,157,997               Against     106,025



                                 NSAR ITEM 77C


Van Kampen American Capital Strategic Income Fund


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Strategic Income Fund (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     6,414,820               Against     122,931


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     3,902,031               Against     161,514


        3) For each VK Fund, to Ratify the Selection of KPMG Peat Marwick LLP as Independent Public Accountants for its Current Fiscal Year.

               For     6,523,751               Against     85,582